Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS – VICI PROPERTIES INC.

Unless otherwise stated in these pro forma condensed combined financial statements or the context otherwise requires, references in these pro forma condensed combined financial statements to:

•	“2025 Notes” refers to $750.0 million aggregate principal amount of 3.500% senior unsecured notes due 2025 issued by the Operating Partnership and VICI Note Co. Inc., as co-issuer, in February 2020.

•	“2027 Notes” refers to $750.0 million aggregate principal amount of 3.750% senior unsecured notes due 2027 issued by the Operating Partnership and VICI Note Co. Inc., as co-issuer, in February 2020.

•	“2030 Notes” refers to $1.0 billion aggregate principal amount of 4.125% senior unsecured notes due 2030 issued by the Operating Partnership and VICI Note Co. Inc., as co-issuer, in February 2020.

•

“Authorized Share Capital Increase” refers to the expected amendment to VICI’s charter prior to the closing of the Mergers to increase: (i) the number of shares of stock that VICI is authorized to issue from 1,000,000,000 to 1,400,000,000; (ii) the number of shares of VICI Common Stock that VICI is authorized to issue from 950,000,000 to 1,350,000,000; and (iii) the aggregate par value of all authorized shares of stock of VICI having par value from $10,000,000 to $14,000,000.

•	“BREIT JV” refers to the joint venture of MGP with Blackstone Real Estate Income Trust, Inc.

•	“Cancelled Shares” refers to each MGP Class A Common Share held in treasury by MGP or owned by any of MGP’s wholly-owned subsidiaries and the MGP Class B Common Share.

•	“Closing” refers to the closing of the Mergers.

•	“Code” refers to the Internal Revenue Code of 1986, as amended.

•	“Combined Company” refers to VICI and its subsidiaries after the closing of the Mergers.

•

“CPLV Additional Rent Acquisition” refers to an amendment to increase the annual rent payable to us under the Las Vegas Master Lease Agreement associated with Caesars Palace Las Vegas by $83.5 million.

•

“CPLV Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time, which was combined with the HLV Lease Agreement into the Las Vegas Master Lease Agreement upon the consummation of the Eldorado Transaction.

•	“DLLCA” refers to the Delaware Limited Liability Company Act.

•	“DRULPA” refers to the Delaware Revised Uniform Limited Partnership Act.

•

“Eldorado Transaction” refers to a series of transactions between us and Eldorado in connection with the Eldorado/Caesars Merger, including the acquisition of the Harrah’s New Orleans, Harrah’s Atlantic City and Harrah’s Laughlin properties, modifications to the Caesars Lease Agreements, and rights of first refusal.

•

“Eldorado/Caesars Merger” refers to the merger consummated on July 20, 2020 under an Agreement and Plan of Merger pursuant to which a subsidiary of Eldorado merged with and into Caesars Entertainment Corporation, with Caesars Entertainment Corporation surviving as a wholly owned subsidiary of Caesars (which changed its name from Eldorado in connection with the closing of the Eldorado/Caesars Merger).

•

“Exchange Ratio” refers to 1.366 shares of VICI Common Stock per MGP Common Share, other than the Cancelled Shares, plus the right, if any, to receive cash in lieu of fractional shares of VICI Common Stock into which such MGP Common Shares would have been converted pursuant to the terms and subject to the conditions set forth in the Master Transaction Agreement.

•	“Existing VICI OP” means VICI Properties L.P., a Delaware limited partnership.

•	“February 2020 Senior Unsecured Notes” refers collectively to the 2025 Notes, the 2027 Notes and the 2030 Notes.

•

“Fractional Share Consideration” refers to cash in lieu of any fractional shares of VICI Common Stock (equal to such fractional part of a share of VICI Common Stock to which the holder would otherwise be entitled to receive in exchange for MGP Class A Common Shares held by such holder immediately prior to the REIT Merger Effective Time multiplied by the volume weighted average price of VICI Common Stock for the ten trading days immediately prior to the date of the Closing).

•	“GAAP” refers to the accounting principles generally accepted in the United States of America.

•

“HLV Additional Rent Acquisition” refers to an amendment to increase the annual rent payable to us under the Las Vegas Master Lease Agreement associated with Harrah’s Las Vegas property by $15.0 million.

•

“HLV Lease Agreement” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time, which was combined with the CPLV Lease Agreement into the Las Vegas Master Lease Agreement upon the consummation of the Eldorado Transaction.

•	“Joliet Lease Agreement” refers to the lease agreement for the facility in Joliet, Illinois, as amended from time to time.

•

“June 2020 Forward Sale Agreement” refers to a primary follow-on offering by VICI of 29,900,000 shares of VICI Common Stock with an aggregate public offering price of $662.3 million, all of which are subject to a forward sale agreement with Morgan Stanley & Co. LLC dated June 16, 2020, which was partially settled by delivering 3,000,000 shares of VICI Common Stock to the forward purchaser in exchange for total net proceeds of approximately $63.0 million.

•

“Las Vegas Master Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas and the Harrah’s Las Vegas facilities, as amended from time to time, from and after the consummation of the Eldorado Transaction.

•

“Lease Modifications” refers to the reassessment of the lease classification of the Las Vegas Master Lease Agreement, Regional Master Lease Agreement and Joliet Lease Agreement in connection with the Eldorado Transaction in July 2020.

•

“March 2021 Forward Sale Agreement” refers to a primary follow-on offering of 69,000,000 shares of common stock (inclusive of 9,000,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional common stock) at a public offering price of $29.00 per share for an aggregate offering value of $2,001.0 million, all of which are subject to forward sale agreements, which require settlement by March 4, 2022. VICI did not initially receive any proceeds from the sale of the shares of common stock in the offering, which were sold to the underwriters by the forward purchasers or their respective affiliates.

•

“Master Transaction Agreement” refers to the Master Transaction Agreement, dated as of August 4, 2021, by and among MGP, MGP OP, VICI, REIT Merger Sub, Existing VICI OP, New VICI Operating Company and MGM, as it may be amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement/information statement/prospectus.

•	“Mergers” refers to the Partnership Merger and the REIT Merger.

•	“MGP” refers to MGM Growth Properties LLC, a Delaware limited liability company.

•	“MGP Class A Common Shares” refers to the Class A common shares, no par value per share, of MGP.

•	“MGP Class B Common Share” refers to the single Class B common share, no par value per share, of MGP held by MGM.

•	“MGP Common Shares” refers to the MGP Class A Common Shares and the MGP Class B Common Share, as the context requires.

•	“MGP OP” refers to MGM Growth Properties Operating Partnership LP, a Delaware limited partnership.

•	“MGP OP Units” refers to outstanding partnership units in MGP OP.

•	“MGM” refers to MGM Resorts International, a Delaware corporation.

•

“MGM Master Lease” refers to the form of amended and restated triple-net master lease to be entered into by VICI and MGM with respect to certain properties that will be owned by consolidated subsidiaries of VICI following closing of the Mergers.

•

“MTA Properties Acquisitions” refers to the acquisition of all of the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City for an aggregate purchase price of $1,823.5 million.

•	“MTA Transactions” refers to the Mergers and the other transactions contemplated by the Master Transaction Agreement.

•	“New VICI Operating Company” means VICI Properties OP LLC, a Delaware limited liability company.

•	“New VICI Operating Company Units” refers to the units representing a fractional, undivided share of the membership interests of the members of New VICI Operating Company.

•	“Partnership Merger” refers to the merger, following the REIT Merger, of the REIT Surviving Entity with and into MGP OP, with MGP OP surviving.

•	“Partnership Surviving Entity” refers to MGP OP, the surviving entity of the Partnership Merger.

•

“Redeemed Units” refers to a number of outstanding New VICI Operating Company Units held by MGM immediately prior to the Partial Redemption equal to (rounded down to the nearest whole unit) (i) (A) the Redemption Consideration divided by (B) $43.00, times (ii) the Exchange Ratio.

•

“Regional Master Lease Agreement” refers to the lease agreement for the regional properties (other than the facilities in Joliet, Illinois) leased to Caesars Entertainment Inc., as amended from time to time, from and after the consummation of the Eldorado Transaction.

•

“Partial Redemption” refers to the distribution by New VICI Operating Company to MGM and/or its applicable subsidiaries an amount equal to the Redemption Consideration in cash in redemption of the Redeemed Units held by MGM and/or its subsidiaries, as applicable.

•	“Redemption Consideration” refers to a $4,404,000,000 payment in connection with the Partial Redemption.

•	“REIT” refers to a real estate investment trust.

•	“REIT Merger” refers to the merger of MGP with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly-owned subsidiary of Existing VICI OP.

•

“REIT Merger Consideration” refers to the right to receive the following in exchange for each outstanding share of MGP Class A Common Share, other than Cancelled Shares, immediately prior to the REIT Merger Effective Time: (i) 1.366 shares of VICI Common Stock and (ii) the Fractional Share Consideration.

•

“REIT Merger Effective Time” refers to the time when the Certificate of Merger with respect to the REIT Merger has been duly filed with the Delaware Secretary of State, or such later time which the parties have agreed upon in writing and set forth in such Certificate of Merger in accordance with the DLLCA.

•	“REIT Merger Sub” refers to Venus Sub LLC, a Delaware limited liability company, a wholly-owned subsidiary of Existing VICI OP.

•	“REIT Surviving Entity” refers to REIT Merger Sub, the surviving entity in the REIT Merger.

•

“Venetian Acquisition” refers to the pending acquisition by Existing VICI OP of the land and real estate assets associated with The Venetian Resort Las Vegas and the Sands Expo and Convention Center, located in Las Vegas, Nevada and the acquisition of an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. of the operating assets and liabilities of The Venetian Resort and the Sands Expo and Convention Center from Las Vegas Sands Corp. pursuant to definitive agreements dated March 2, 2021.

•	“VICI” refers to VICI Properties Inc., a Maryland corporation.

•	“VICI Common Stock” refers to the common stock, par value $0.01 per share, of VICI.

The following unaudited pro forma condensed combined financial statements of VICI present the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020. The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the MTA Transactions and other transactions as described below and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet gives effect to the MTA Transactions and the Venetian Acquisition as if such transactions had been completed as of June 30, 2021, as the MTA Transactions and the Venetian Acquisition were not reflected in the balance sheet as of June 30, 2021. The Recently Completed Transactions (as defined below) are excluded from the adjustments to the pro forma condensed combined balance sheet as such adjustments are already reflected in the historical balance sheet as of June 30, 2021. The unaudited pro forma condensed combined statements of operations give effect to (i) the MTA Transactions, (ii) the Venetian Acquisition and (iii) the Recently Completed Transactions as if each such transaction had been completed on January 1, 2020.

The MTA Transactions

•	The completion of the MTA Transactions for total consideration transferred of $11,720.0 million as further described:

•	The issuance of 214,458,086 shares of VICI Common Stock in exchange for the outstanding MGP Class A Common Shares and MGP equity incentive award units at a fixed exchange ratio of 1.366x;

•

Conversion of MGP OP Units into New VICI Operating Company Units at a fixed exchange ratio of 1.366x, immediately subsequent to which the Redemption Consideration will be paid for the redemption of the Redeemed Units for $4,404.0 million in cash; and

•	MGM’s retention of 12,236,838 New VICI Operating Company Units.

•	The assumption of $4,200.0 million of outstanding MGP debt;

•	The incurrence of $4,404.0 million of long-term debt to finance the redemption of the Redeemed Units;

•	The issuance of 50,000,000 shares of VICI Common Stock for estimated net proceeds of $1,531.1 million to finance a portion of the full repayment of VICI’s Term Loan B Facility;

•

The issuance of 26,900,000 shares of common stock upon settlement of the June 2020 Forward Sale Agreement for estimated net proceeds of $527.6 million to finance a portion of the full repayment of VICI’s Term Loan B Facility;

•	The net settlement of the VICI and MGP outstanding interest rate swaps;

•	Entry into the MGM Master Lease to reflect an initial total annual rent of $860.0 million, inclusive of the closing of the pending Springfield Transaction;

•	The Authorized Share Capital Increase; and

•	Termination of the MGP revolving credit facility.

Venetian Acquisition

•	The completion of the Venetian Acquisition for a cash purchase price of $4,000.0 million;

•	The incurrence of $850.0 million of long-term debt to finance a portion of the purchase price of the Venetian Acquisition;

•

The issuance of 50,000,000 shares of VICI Common Stock for estimated net proceeds of $1,531.1 million to finance a portion of the purchase price of the Venetian Acquisition and for general corporate purposes;

•

The issuance of 69,000,000 shares of common stock upon settlement of the March 2021 Forward Sale Agreements for estimated net proceeds of $1,886.3 million to finance a portion of the purchase price of the Venetian Acquisition; and

•

The amendment to our Articles of Amendment and Restatement, effective March 2, 2021, to increase our authorized share capital, including to increase the number of shares of our common stock that we are authorized to issue from 700,000,000 to 950,000,000.

Recently Completed Transactions

JACK Cleveland/Thistledown Acquisition and ROV Loan

•

The acquisition of JACK Cleveland Casino, located in Cleveland, Ohio, and JACK Thistledown Racino, located in North Randall, Ohio completed on January 24, 2020 for an aggregate purchase price of $843.3 million and entry into a triple net lease agreement with a subsidiary of JACK Entertainment, as subsequently amended on July 16, 2020 (the “JACK Cleveland/ Thistledown Acquisition”); and

•

The funding of the term loan completed on January 24, 2020 in the amount of $50.0 million to affiliates of Rock Ohio Ventures (the “ROV Loan”), as subsequently amended on July 16, 2020 to increase the term loan amount to $70.0 million pursuant to the Amended and Restated ROV Loan (the “Amended and Restated ROV Loan”).

Second Lien Notes Redemption

•

The use of $500.0 million of the net proceeds from the February 2020 Senior Unsecured Notes offering and cash on hand to redeem in full the $766.9 million aggregate principal amount of 8.0% second priority senior secured notes due 2023, which were issued by a subsidiary of Existing VICI OP in October 2017 (the “Second Lien Notes”) on February 20, 2020, and pay related fees and expenses (the “Second Lien Notes Redemption”).

Term Loan B Facility Repricing

•

The repricing of the seven-year senior secured first lien term loan B facility entered into by VICI Properties 1 LLC in December 2017, as amended from time to time, including on January 24, 2020 to reduce the applicable interest rate from LIBOR plus 2.00% to LIBOR plus 1.75% (the “Term Loan B Facility” and the “Term Loan B Facility Repricing”, respectively).

Eldorado Transaction

•	The consummation of the Eldorado Transaction on July 20, 2020 as follows:

•	The CPLV Additional Rent Acquisition for a purchase price of $1,189.9 million;

•	The HLV Additional Rent Acquisition for a purchase price of $213.8 million;

•	The MTA Properties Acquisitions for an aggregate purchase price of $1,823.5 million;

•	The financial statement impact of the Lease Modifications; and

•	The use of $2,000.0 million of the net proceeds from the February 2020 Senior Unsecured Notes offering to finance a portion of the cash needs relating to the Eldorado Transaction.

Chelsea Piers Mortgage Loan

•	The funding of the mortgage loan with Chelsea Piers (the “Chelsea Piers Mortgage Loan”) completed on August 31, 2020 in the amount of $65.0 million with Chelsea Piers New York.

Forum Convention Center Mortgage Loan

•

The funding of the mortgage loan to an affiliate of Caesars that is secured by the Caesars Forum Convention Center (the “Forum Convention Center Mortgage Loan”) completed on September 18, 2020 in the amount of $400.0 million, partially funded with the proceeds from the partial settlement of the June 2020 Forward Sale Agreement on September 28, 2020.

We refer to the JACK Cleveland/Thistledown Acquisition, the ROV Loan, the Amended and Restated ROV Loan, the Second Lien Notes Redemption, the Term Loan B Facility Repricing, the Eldorado Transaction, the Chelsea Piers Mortgage Loan and the Forum Convention Center Mortgage Loan collectively, as the “Recently Completed Transactions.”

Pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on assumptions, estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements of VICI. We believe such assumptions are reasonable under the circumstances and reflect our best currently available estimates and judgments. However, no assurance can be given that the MTA Transactions or the Venetian Acquisition will occur on the terms or timing contemplated herein, or at all. Similarly, the unaudited pro forma condensed combined financial statements include various assumptions, some of which are described in the accompanying notes, relating to our incurrence of $4,404.0 million of long-term debt to finance the redemption of the Redeemed Units and $850.0 million of long-term debt to finance a portion of the purchase price of the Venetian Acquisition, the net settlement of the VICI and MGP interest rate swaps and the issuance of VICI Common Stock in an amount of $3,062.3 million to finance a portion of the full repayment of VICI’s Term Loan B Facility, finance a portion of the purchase price of the Venetian Acquisition and for general corporate purposes. While these assumptions are based on currently available information and market conditions, there can be no assurance that we will be successful in obtaining the financing on the terms described herein or at all, and the actual terms of any such financings will depend on various factors, including our creditworthiness, the general condition of the capital markets, interest rates, the structure of our debt, our recent and anticipated financial position and results of operations, the price of VICI Common Stock, taxes and other factors at the time any such financings take place. Furthermore, the unaudited pro forma condensed combined financial statements are not reflective of our future financial condition or results of operations and do not necessarily reflect what our financial condition or results of operations would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated.

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with VICI’s and MGP’s consolidated financial statements and related notes included in their respective Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the six months ended June 30, 2021 incorporated by reference into this proxy statement/information statement/prospectus

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands, except share and per share amounts)

	Historical		Transaction Accounting Adjustments
	VICI	MGP (As Adjusted - Note 2)	The MTA Transactions	Venetian Acquisition	Item in Note 4	VICI Pro Forma
Assets
Real estate portfolio:
Investments in leases - sales-type, net	$13,098,853	$—	$—	$3,899,068	(a)	$16,997,921
Investments in leases - operating, net	—	8,194,148	(8,194,148)	—	(a)	—
Investments in leases - financing receivables, net	2,643,648	—	15,065,605	—	(a)	17,709,253
Lease incentive asset	—	497,151	(497,151)	—	(a)	—
Investments in loans, net	505,262	—	—	—		505,262
Land	157,365	—	—	—		157,365
Investment in unconsolidated affiliate	—	813,850	450,865	—	(a)	1,264,715
Cash and cash equivalents	407,522	298,175	(850,672)	221,442	(b)	76,467
Other assets	406,898	344,162	102,165	—	(c)	853,225

Total assets	$17,219,548	$10,147,486	$6,076,664	$4,120,510		$37,564,208

Liabilities
Debt, net	$6,772,903	$4,162,918	$2,580,858	$838,875	(d)	$14,355,554
Accrued interest	45,913	62,577	—	—		108,490
Deferred financing liability	73,600	—	—	—		73,600
Deferred revenue	352	187,019	(187,019)	—	(e)	352
Dividends payable	177,114	138,029	—	—		315,143
Other liabilities	414,597	450,826	(74,586)	—	(f)	790,837

Total liabilities	7,484,479	5,001,369	2,319,253	838,875		15,643,976

Stockholders’ equity

Common stock, 950,000,000 shares authorized at June 30, 2021 and 1,350,000,000 pro forma share authorized, 537,043,817 shares issued and outstanding at June 30, 2021 and 947,401,903 pro forma shares issued and outstanding	5,370	—	2,914	1,190	(g)	9,474

Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at June 30, 2021	—	—	—	—		—

Additional paid-in capital	9,366,561	3,554,821	5,273,604	3,416,234	(g)	21,611,220
Accumulated other comprehensive loss	(70,815)	(52,385)	123,200	—	(g)	—
Retained earnings (deficit)	355,524	(475,978)	90,913	(135,789)	(g)	(165,330)

Total VICI stockholders’ equity	9,656,640	3,026,458	5,490,631	3,281,635		21,455,364
Non-controlling interests	78,429	2,119,659	(1,733,220)	—	(g)	464,868

Total stockholders’ equity	9,735,069	5,146,117	3,757,411	3,281,635		21,920,232

Total liabilities and stockholders’ equity	$17,219,548	$10,147,486	$6,076,664	$4,120,510		$37,564,208

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

	Historical		Transaction Accounting Adjustments
	VICI	MGP (As Adjusted - Note 2)	The MTA Transactions	Venetian Acquisition	Item in Note 5	VICI Pro Forma
Revenues
Income from sales-type leases	$581,278	$—	$—	$159,098	(aa)	$740,376
Income from operating leases	—	376,607	(376,607)	—	(aa)	—
Income from lease financing receivables and loans	140,373	—	569,363	—	(aa)	709,736
Other income	13,961	12,077	(58)	—	(bb)	25,980
Golf revenues	15,098	—	—	—		15,098

Total revenues	750,710	388,684	192,698	159,098		1,491,190

Operating expenses
General and administrative	15,713	7,965	—	—	(cc)	23,678
Depreciation	1,549	115,709	(115,709)	—	(cc)	1,549
Golf expenses	9,738	—	—	—		9,738
Change in allowance for credit losses	(33,484)	—	—	—		(33,484)
Other expenses	13,961	12,762	(743)	—	(cc)	25,980
Transaction and acquisition expenses	9,512	1,159	—	—	(cc)	10,671

Total operating expenses	16,989	137,595	(116,452)	—		38,132

Income from unconsolidated affiliate	—	50,758	(9,285)	—	(dd)	41,473
Interest expense	(156,854)	(137,187)	21,747	(15,670)	(ee)	(287,964)
Interest income	49	398	—	—		447
Gain on unhedged interest rate swaps, net	—	28,604	(28,604)	—	(ff)	—

Income before income taxes	576,916	193,662	293,008	143,428		1,207,014
Income tax expense	(1,740)	(4,556)	4,181	—	(gg)	(2,115)

Net income	575,176	189,106	297,189	143,428		1,204,899
Less: Net income attributable to non-controlling interests	(4,666)	(85,619)	70,255	—	(hh)	(20,030)

Net income attributable to common stockholders	$570,510	$103,487	$367,444	$143,428		$1,184,869

Net Income per common share
Basic	$1.06	$0.71				$1.25
Diluted	$1.04	$0.71				$1.25

Weighted average number of shares of common stock outstanding
Basic	536,586,921	145,085,000	169,373,086	95,900,000	(ii)	946,945,007
Diluted	549,620,976	145,289,000	169,169,086	83,799,846	(ii)	947,878,908

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	Historical		Transaction Accounting Adjustments
	VICI	MGP (As Adjusted - Note 2)	The MTA Transactions	Venetian Acquisition	Recently Completed Transactions	Item in Note 5	VICI Pro Forma
Revenues
Income from sales-type and direct financing leases	$1,007,508	$—	$—	$314,326	$151,406	(aa)	$1,473,240
Income from operating leases	25,464	768,442	(768,442)	—	(25,464)	(aa)	—
Income from lease financing receivables and loans	153,017	—	1,124,268	—	127,752	(aa)	1,405,037
Other income	15,793	24,155	(68)	—	11,025	(bb)	50,905
Golf revenues	23,792	—	—	—	—		23,792

Total revenues	1,225,574	792,597	355,758	314,326	264,719		2,952,974

Operating expenses
General and administrative	30,661	16,076	—	—	—	(cc)	46,737
Depreciation	3,731	236,853	(236,853)	—	—	(cc)	3,731
Golf expenses	17,632	—	—	—	—		17,632
Change in allowance for credit losses	244,517	—	243,962	114,932	—	(cc)	603,411
Other expenses	15,793	24,551	(464)	—	11,025	(cc)	50,905
Transaction and acquisition expenses	8,684	196,162	—	4,000	—	(cc)	208,846

Total operating expenses	321,018	473,642	6,645	118,932	11,025		931,262

Income from unconsolidated affiliate	—	89,056	(18,570)	—	—	(dd)	70,486
Interest expense	(308,605)	(228,786)	(114,818)	(48,197)	(3,854)	(ee)	(704,260)
Interest income	6,795	4,345	—	—	—		11,140
Gain on unhedged interest rate swaps, net	—	4,664	(4,664)	—	—	(ff)	—
Loss from extinguishment of debt	(39,059)	(18,129)	—	—	—		(57,188)
Gain upon lease modification	333,352	—	—	—	—		333,352

Income before income taxes	897,039	170,105	211,061	147,197	249,840		1,675,242
Income tax expense	(831)	(9,734)	8,984	—	(545)	(gg)	(2,126)

Net income	896,208	160,371	220,045	147,197	249,295		1,673,116
Less: Net income attributable to non-controlling interests	(4,534)	(84,242)	62,907	—	—	(hh)	(25,869)

Net income attributable to common stockholders	$891,674	$76,129	$282,952	$147,197	$249,295		$1,647,247

Net Income per common share
Basic	$1.76	$0.59					$1.74
Diluted	$1.75	$0.59					$1.74

Weighted average number of shares of common stock outstanding
Basic	506,140,642	129,491,000	184,967,086	95,900,000	29,393,442	(ii)	945,892,170
Diluted	510,908,755	129,653,000	184,805,086	94,161,573	26,775,632	(ii)	946,304,046

Note 1— Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in VICI’s audited consolidated financial statements as of and for the year ended December 31, 2020 and VICI’s unaudited consolidated financial statements as of and for the six months ended June 30, 2021. VICI’s management has determined that there were no significant accounting policy differences between VICI and MGP and, therefore, no adjustments are necessary to conform MGP’s financial statements to the accounting policies used by VICI in the preparation of the unaudited pro forma condensed combined financial statements, other than those reclassification adjustments required to confirm with VICI’s classifications described in Note 2. This conclusion is subject to change as further assessment is performed and finalized for purchase accounting.

In accordance with (“ASC”) 805—“Business Combinations” (“ASC 805”), management determined that the acquisition of MGP does not meet the definition of a business and is accordingly accounted for as an asset acquisition under ASC 805-50. Further, as part of the application of ASC 805, VICI will conduct a more detailed review of MGP’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of MGP’s results of operations or reclassification or adjustment of assets or liabilities to conform to VICI’s accounting policies and classifications. Therefore, VICI may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements. In certain cases, the information necessary to evaluate the differences in accounting policies and the impacts thereof may not be available until after the MTA Transactions are completed.

Note 2—Reclassification Adjustments

In these unaudited pro forma condensed combined financial statements, the MGP historical financial statement line items include the reclassification of certain historical balances to conform to the VICI presentation of these items, as described below. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income from continuing operations of VICI or MGP.

Balance Sheet

			MGP, As
(In Thousands)	MGP Historical	Adjustment	Adjusted
Assets
Other assets	$24,227	$319,935	$344,162
Above market lease, asset	39,080	(39,080)	—
Operating lease right-of-use assets	280,855	(280,855)	—
Liabilities
Other liabilities	$75,885	$374,941	$450,826
Deferred income taxes	33,298	(33,298)	—
Operating lease liability	341,643	(341,643)	—

Statement of Operations

	Six Months Ended June 30, 2021
			MGP, As
(In Thousands)	MGP Historical	Adjustment	Adjusted
Revenues
Ground lease	$12,077	$(12,077)	$—
Other income	—	12,077	12,077
Operating Expenses
Ground lease expense	$11,840	$(11,840)	$—
Other expenses	922	11,840	12,762
Property transactions, net	881	(881)	—
Transaction and acquisition expenses	278	881	1,159

	Year Ended December 31, 2020
			MGP, As
(In Thousands)	MGP Historical	Adjustment	Adjusted
Revenues
Ground lease	$24,155	$(24,155)	$—
Other income	—	24,155	24,155
Operating Expenses
Ground lease expense	$23,681	$(23,681)	$—
Other expenses	18,999	5,552	24,551
Property transactions, net	195,182	(195,182)	—
Transaction and acquisition expenses	980	195,182	196,162
Total operating expenses	491,771	(18,129)	473,642
Other Income/Expenses
Loss from extinguishment of debt	—	(18,129)	(18,129)

Note 3 — Preliminary Purchase Price Allocation

Estimated Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the purchase consideration to MGP’s identifiable net assets acquired, which is based upon an estimated preliminary purchase price of approximately $11,720.0 million. The calculation of the estimated preliminary purchase price related to the MTA Transactions is as follows:

(In Thousands)	Amount
REIT Merger Consideration (1)	$6,772,586
Redemption Consideration (2)	4,404,000
MGP OP Unit rollover for MGM (3)	386,439
Estimated transaction costs (4)	157,000
Total consideration to be transferred	$11,720,025

(1)

Amount is based on the conversion of the outstanding MGP Class A Common Shares, including the shares underlying the MGP equity incentive award units as of June 30, 2021, into shares of VICI Common Stock representing the REIT Merger Consideration as follows:

($ in Thousands)	Amount
MGP Class A Common Shares	156,645,628
MGP equity incentive award units	351,507
Total MGP shares to be converted to VICI Common Stock	156,997,135
Exchange Ratio	1.366
REIT Merger Consideration Stock Issuance	214,458,086
VICI stock price as of September 7, 2021	$31.58
Value of REIT Merger Consideration Stock Issuance	$6,772,586

(2)	Represents the cash consideration for the Redeemed Units.
(3)	Retention of MGP OP Units by MGM converted into 12,236,838 New VICI Operating Company Units at a value of $31.58 per unit, representing the value of VICI Common Stock as of September 7, 2021.
(4)

The MTA Transactions are accounted for as an asset acquisition and accordingly all transaction costs directly related to the merger are capitalized. The amount represents the estimate of third-party advisory fees, legal fees and closing fees associated with the MTA Transactions.

The actual value of the VICI Common Stock to be issued in the REIT Merger and the value of the MGP OP Units rollover for MGM will depend on the market price of shares of VICI Common Stock at the Closing, and therefore, the actual purchase price will fluctuate with the market price of VICI Common Stock until the MTA Transactions are consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. A 10% difference in VICI’s stock price would change the purchase price by approximately $715.9 million, which would be recorded as an adjustment to the fair value of the net assets acquired on a relative fair value basis.

The outstanding number of shares of MGP Class A Common Shares and MGP OP Units may change prior to the closing of the MTA Transactions due to transactions in the ordinary course of business, including unknown changes in vesting of outstanding MGP equity-based awards and any grants of new MGP equity-based awards. Any such changes are not expected to have a material impact on the unaudited pro forma condensed combined financial statements.

Preliminary Purchase Price Allocation

The preliminary purchase price allocation to the assets acquired and liabilities assumed is provided below. The following table provides a summary of the preliminary purchase price allocation by major categories of assets acquired and liabilities assumed based on VICI management’s preliminary estimate of their respective relative fair values as of June 30, 2021:

(In Thousands)	Amount
Investments in leases - financing receivables	$15,302,799
Investment in unconsolidated affiliate	1,264,715
Cash and cash equivalents (1)	148,175
Other assets	16,430
Debt, net (1)	(4,729,688)
Accrued interest	(62,577)
Dividends payable	(138,029)
Other liabilities	(81,800)
Total Purchase Price	$11,720,025

(1)

These amounts assume MGP’s pending acquisition of MGM Springfield is funded with $250.0 million of debt financing and $150.0 million in cash. The $250.0 million of debt financing is assumed to be extinguished as part of the closing of the MTA Transactions, using VICI cash.

The purchase price allocation presented above has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the MTA Transactions and will be completed after the MTA Transactions are consummated. These final fair values will be determined based on VICI management’s judgment, which is based on various factors. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to the different assets and liabilities and could impact the operating results of the Combined Company following the MTA Transactions due to differences in the allocation of the purchase consideration.

Note 4—Balance Sheet Pro Forma Adjustments

Real Estate Portfolio

(a)	Represents the following pro forma adjustments to the Real estate portfolio:

The MTA Transactions

•	The elimination of the MGM Master Lease as an operating lease, including the elimination of the Lease incentive asset balance and Deferred revenue balance.

•

The recognition of the MGM Master Lease at fair value of the underlying assets, including the reclassification of the MGM Master Lease to an Investment in leases - financing receivables, net accounted for under ASC 310—Receivables. Upon consummation of the MTA Transactions, the MGM Master Lease will be modified and classified as a sales-type lease. Further, since MGM controlled and consolidated MGP prior to the MTA Transactions, the lease will be assessed under the sale-leaseback guidance and determined to be a failed sale-leaseback under which the lease will be accounted for as a financing receivable under ASC 310.

•	The Investment in leases - financing receivable is net of an estimated $237.2 million of allowance for credit losses recognized on the investment balance, as required under ASC 326—Credit Losses.

•	The recognition of the Investment in unconsolidated affiliate for the BREIT JV at fair value.

Venetian Acquisition

•

The Venetian Acquisition, which is accounted for as a sales-type lease under ASC 842—Leases, inclusive of an estimated $14.0 million of capitalized initial direct costs. The investment is net of an estimated $114.9 million of allowance for credit losses recognized on the investment balance as required under ASC 326—Credit Losses.

Cash and Cash Equivalents

(b)

Represents the cash used to pay for the acquisition of MGM Springfield by MGP, a portion of the transaction costs associated with the MTA Transactions, including, debt extinguishment costs, interest rate swap termination fees, bridge commitment fees, third-party advisory and legal fees, closing costs and transfer taxes, and the net cash received in connection with the funding of the Venetian Acquisition.

Other Assets

(c)	Represents the pro forma adjustments to Other assets as a result of the MTA Transactions as follows:

(In Thousands)	Amount
Elimination of deferred financing costs	$(7,797)
Elimination of above market lease asset	(39,080)
Elimination of right-of-use ground lease asset (1)	(280,855)
Addition of sales-type ground lease asset (1)	429,897

Total Pro Forma Adjustments	$102,165

(1)

Upon closing of the MTA Transactions, we will assume the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor. We expect to reassess the classifications of these leases and determine them to be sales-type sub-leases and accordingly adjusted the balance to remove the prior operating lease balance and replace it with sales-type sub-lease assets balance. The sales-type sub-lease is net of an estimated $6.8 million of allowance for credit losses recognized on the investment balance, as required under ASC 326—Credit Losses.

Debt, net

(d)	Represents the pro forma adjustments to Debt, net as follows:

(In Thousands)	Amount
The MTA Transactions
Adjustment to fair value of assumed MGP debt	$316,770
Partial redemption of VICI debt (1)	(2,083,362)
Issuance of debt for the MTA Transactions, net of deferred financing costs (2)	4,347,450
Venetian Acquisition
Issuance of debt for the Venetian Acquisition, net of deferred financing costs (3)	838,875

Total Pro Forma Adjustments	$3,419,733

(1)

Represents the equity financing proceeds, as described in paragraph (g) below, used to repay in full the outstanding balance of the Term Loan B Facility in the amount of $2,100.0 million, net of the write-off of deferred financing costs in the amount of $16.6 million.

(2)

The incurrence of $4,404.0 million of long-term debt to finance the redemption of the Redeemed Units, net of an estimated $56.6 million of deferred financing costs that we anticipate incurring in connection with the financing.

(3)

The incurrence of $850.0 million of long-term debt financing used to finance a portion of the purchase price of the Venetian Acquisition, net of an estimated $11.1 million of deferred financing costs that we anticipate incurring in connection with the financing.

Subsequent to the MTA Transactions and Venetian Acquisition, we anticipate VICI will have $14,204.0 million in principal amount of consolidated unsecured notes outstanding and $1,503.0 million principal amount of unconsolidated CMBS debt, representing our share of the debt at the BREIT JV, resulting in 90% of our pro forma debt being unsecured and 10% of our pro forma debt secured. There can be no assurance that we will be able to obtain long-term debt financing on the terms described herein, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this proxy statement/information statement/prospectus. See paragraph (ee) to Note 5—Statement of Operations Pro Forma Adjustments below. To the extent we are unable to obtain the long-term debt financing as contemplated above, we intend to borrow a similar amount under the MGP Acquisition Bridge Facility, Venetian Acquisition Bridge Facility and/or our Revolving Credit Facility, as the case may be. Under the MGP Acquisition Bridge Facility we can borrow up to $9,250.0 million, under the Venetian Acquisition Bridge Facility we can borrow up to $2,110.0 million, and under our Revolving Credit Facility we can borrow up to $1,000.0 million.

Deferred revenue

(e)	Represents the elimination of deferred revenue related to MGP upon the acquisition of MGP and reclassification of the MGM Master Lease Agreement to a financing receivable, as described in (a) above.

Other Liabilities

(f)	Represents the pro forma adjustments to Other liabilities as a result of the MTA Transactions as follows:

(In Thousands)	Amount
Net settlement of VICI swaps	$(70,815)
Net settlement of MGP swaps	(71,411)
Elimination of MGP deferred income taxes	(33,298)
Addition of MGP severance liability	5,915
Elimination of operating ground lease liability (1)	(341,643)
Addition of financing ground lease liability (1)	436,666

Total Pro Forma Adjustments	$(74,586)

(1)

Upon closing of the MTA Transactions, we will assume the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor. We expect to reassess the classifications of these leases and determine them to be finance sub-lease liability and accordingly adjusted the balance to remove the prior operating lease liability balance and replace it with finance sub-lease liability balance.

Stockholders’ Equity

(g)	Represents the pro forma adjustments to the components of Stockholders’ equity as follows:

(In Thousands)	Common Stock	Additional Paid- in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total VICI Stockholders’ Equity	Non-controlling Interests	Total Stockholders’ Equity
The MTA Transactions
Elimination of MGP historical balances	$—	$(3,554,821)	$52,385	$475,978	$(3,026,458)	$(2,119,659)	$(5,146,117)
Equity financing (1)	500	1,530,630	—	—	1,531,130	—	1,531,130
Settlement of June 2020 Forward Sale Agreement (2)	269	527,353	—	—	527,622	—	527,622
REIT Merger Consideration (3)	2,145	6,770,442	—	—	6,772,587	—	6,772,587
MGP OP Unit rollover for MGM (4)	—	—	—	—	—	386,439	386,439
VICI swap termination	—	—	70,815	(70,815)	—	—	—
Retained earnings (5)	—	—	—	(314,249)	(314,249)	—	(314,249)
Venetian Acquisition
Equity financing (1)	500	1,530,630	—	—	1,531,130	—	1,531,130
Settlement of March 2021 Forward Sale Agreements (6)	690	1,885,604	—	—	1,886,294	—	1,886,294
Retained earnings (5)	—	—	—	(135,790)	(135,790)	—	(135,790)

Total Pro Forma Adjustments	$4,104	$8,689,838	$123,200	$(44,876)	$8,772,266	$(1,733,220)	$7,039,046

(1)

Represents the estimated issuance of 100,000,000 shares of VICI Common Stock at the share price as of September 7, 2021 of $31.58 per share, net of the estimated underwriting discount and other offering costs. The actual net proceeds that we will receive from any sale of VICI Common Stock will be based on numerous factors, including prevailing market conditions at the time of any such sale, the actual number of shares sold by us, the public offering price and our offering expenses. As a result, the actual net proceeds from the sale will differ from the net proceeds assumed for purposes of this unaudited pro forma balance sheet, potentially materially.

(2)

Represents the issuance of 26,900,000 shares of VICI Common Stock in connection with the June 2020 Forward Sale Agreement at the forward settlement price as of June 30, 2021 of $19.61 per share for total net proceeds of $527.6 million; and

(3)

Represents the conversion of the outstanding MGP Class A Common Shares, including the shares underlying the MGP equity incentive award units as of June 30, 2021, into shares of VICI Common Stock representing the REIT Merger Consideration at the current share price as of September 7, 2021 of $31.58 per share.

(4)	Represents the retained MGP OP Units by MGM, as further described in Note 3.
(5)	Represents the adjustment to retained earnings from the following non-recurring items:

•	$358.9 million, which represents the estimated current expected credit losses recognized on the additional investment balances as described in (a) and (c) above;
•	$16.6 million, which represents the write-off of the deferred financing costs associated with the full repayment of the Term Loan B Facility, as described in (d) above;
•	$70.5 million payment of commitment and structuring fees relating to the MGP Acquisition Bridge Facility and Venetian Acquisition Bridge Facility; and
•	$4.0 million in legal and third-party leasing costs, which are required to be expensed under ASC 842.

(6)

Represents the issuance of 69,000,000 shares of VICI Common Stock in connection with the March 2021 Forward Sale Agreements at the forward settlement price as of June 30, 2021 of $27.34 per share for total net proceeds of $1,886.3 million

The actual net proceeds, if any, that we will receive under the June 2020 Forward Sale Agreement and March 2021 Forward Sale Agreements will be based on numerous factors, including the settlement method selected by us of each of the June 2020 Forward Sale Agreement and March 2021 Forward Sale Agreements and the respective forward sale price at the time of settlement; as a result, the actual net proceeds from any settlement will differ from the net proceeds assumed for purposes of this unaudited pro forma balance sheet.

Note 5—Statements of Operations Pro Forma Adjustments

Lease and Loan Revenues

(aa) Represents pro forma adjustments to revenues as follows:

The MTA Transactions

•	Elimination of the historical operating lease revenue for MGP which was previously determined to be an operating lease.

•

Upon consummation of the MTA Transactions, the MGM Master Lease will be modified and classified as an Investment in leases - financing receivable, net, as further described in Note 4(a) above, resulting in $569.4 million of Income from lease financing receivables and loans for the six months ended June 30, 2021 and $1,124.3 million of Income from lease financing receivables and loans for the year ended December 31, 2020. Pro forma cash received from the MGM Master Lease during the six months ended June 30, 2021 and the year ended December 31, 2020 would have been $438.6 million and $860.0 million, respectively.

Venetian Acquisition

•

$159.1 million of additional Income from sales-type leases for the six months ended June 30, 2021 and $314.3 million of Income from sales-type and direct financing leases for the year ended December 31, 2020 associated with the rent from the Venetian Acquisition. Pro forma cash received from the Venetian Acquisition during the six months ended June 30, 2021 and the year ended December 31, 2020 would have been $125.0 million and $250.0 million, respectively.

Recently Completed Transactions

JACK Cleveland/Thistledown Acquisition and ROV Loan

•

$5.1 million of additional Income from lease financing receivables and loans for the year ended December 31, 2020 with respect to the portion of 2020 prior to the completion of the JACK Cleveland/Thistledown Acquisition and funding of the ROV Loan and Amended and Restated ROV Loan. Pro forma cash received during the year ended December 31, 2020 would have been $71.6 million.

Eldorado Transaction

•

$151.4 million of additional Income from sales-type and direct financing leases for the year ended December 31, 2020 associated with the rent from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition and the impact of the Lease Modifications with respect to the portion of 2020 prior to the completion of the Eldorado Transaction. Pro forma cash received from the CPLV Additional Rent Acquisition and the HLV Additional Rent Acquisition during the year ended December 31, 2020 would have been $98.5 million.

•

$25.5 million decrease in Income from operating leases for the year ended December 31, 2020, due to the reassessment of the lease classification resulting in the reclassification of the land component of the CPLV Lease Agreement from an operating lease to a sales-type lease. After giving effect to the Lease Modifications, all rent under the modified CPLV Lease Agreement is recognized as a component of Income from sales-type and direct financing leases. Such adjustment does not result in a change to the pro forma cash received under our lease agreements.

•

$97.3 million of additional Income from financing receivables and loans for the year ended December 31, 2020, associated with the rent from the Eldorado Transaction Properties Acquisitions with respect to the portion of 2020 prior to the completion of the Eldorado Transactions Properties Acquisitions. Pro forma cash received under the Regional Master Lease Agreement during the year ended December 31, 2020 would have been $154.0 million.

Chelsea Piers Mortgage Loan

•

$3.2 million of additional Income from lease financing receivables and loans for the year ended December 31, 2020 with respect to the portion of 2020 prior to the funding of the Chelsea Piers Mortgage Loan. Pro forma cash received during the year ended December 31, 2020 would have been $4.8 million.

Forum Convention Center Mortgage Loan

•

$22.2 million of additional Income from lease financing receivables and loans for the year ended December 31, 2020 with respect to the portion of 2020 prior to the funding of the Forum Convention Center Mortgage Loan. Pro forma cash received during the year ended December 31, 2020 would have been $31.2 million.

Adjustments to the Recently Completed Transactions for the six months ended June 30, 2021 were not required as all of the Recently Completed Transactions closed prior to December 31, 2020.

Other Income

(bb) Represents pro forma adjustments to Other income as follows:

The MTA Transactions

•

Upon closing of the MTA Transactions, we will assume the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor. We expect to reassess the classifications of these leases and determine them to be financing sub-lease liabilities and a sales-type sub-lease assets and accordingly adjusted the income to reflect the difference from the MGP historical balance. All payments under the ground leases are paid directly by our tenant to the landlord; however, we are required to present such payments on a gross basis under GAAP.

Recently Completed Transactions

Harrah’s New Orleans Ground Lease

•

Represents the adjustments to income and expense related to the full year gross presentation of the Harrah’s New Orleans ground lease. Upon closing of the Eldorado Transaction, we became the lessee and primary obligor of the ground lease for Harrah’s New Orleans. All payments under the ground lease are paid directly by our tenant to the landlord; however, we are required to present such payments on a gross basis under GAAP. An adjustment for the six months ended June 30, 2021 was not required as the Eldorado Transaction closed on July 20, 2020.

Operating Expenses

(cc) Represents the pro forma adjustments to operating expenses as follows:

The MTA Transactions

•

Elimination of the historical property depreciation for the MGM. Since the MGM Master Lease is determined to be an investment in lease - financing receivable, no depreciation is recognized for pro forma purposes.

•	The amount of allowance for credit losses recognized on the initial investment balances for the MGM Master Lease Agreement and Venetian Lease Agreement, as required under ASC 326—Credit Losses.

•	Reassessment of the classification of the MGP ground leases at Beau Rivage, Borgata and MGM National Harbor as noted in (bb) above.

The pro forma General and administrative expenses are not reflective of expected synergies subsequent to the Transactions. The Transaction and acquisition expenses related to MGP are not expected to recur in the future.

Venetian Acquisition

•	Non-recurring, initial direct costs of the Venetian Lease Agreement, representing legal and third-party leasing costs which are required to be expensed under ASC 842.

Recently Completed Transactions

Harrah’s New Orleans Ground Lease

•	Additional expense related to the full year gross presentation of the Harrah’s New Orleans ground lease as noted in (bb) above.

Income from Unconsolidated affiliate

(dd) Represents the pro forma adjustments to Income from unconsolidated affiliate for the amortization of basis differences resulting from the adjustment to fair value of the BREIT JV upon the closing of the MTA Transactions.

Interest Expense

(ee) Represents the pro forma adjustments to interest expense for the MTA Transactions, Venetian Acquisition and Recently Completed Transactions as follows:

($ in Thousands)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
The MTA Transactions
Adjustment to present full year interest expense on MGP unsecured notes issued in 2020 (1)	$—	$41,500
Elimination of the historical amortization of MGP deferred financing costs and reduction in interest expense for the net settlement of MGP interest rate swaps	(33,937)	(63,786)
Reduction in interest expense for the full repayment of the Term Loan B Facility and net settlement of VICI interest rate swap	(44,332)	(117,042)
Interest expense on new debt incurred in connection with the MTA Transactions (2)	80,981	161,961
Amortization of premium/discount on the MGP debt resulting from the adjustment to fair value	(24,459)	(48,918)
Non-recurring expenses related to the VICI interest rate swap termination fees, bridge commitment fees and the write-off of the deferred financing costs associated with the Term Loan B Facility	—	141,103

The MTA Transactions sub-total	(21,747)	114,818

Venetian Acquisition
Interest expense on new debt incurred in connection with the Venetian Acquisition (3)	15,670	31,339
Non-recurring expenses related to bridge commitment fees	—	16,858

Venetian Acquisition sub-total	15,670	48,197

Recently Completed Transactions
Adjustments for Recently Completed Transactions (4)	—	3,854

Total Pro Forma Adjustments	$(6,077)	$166,869

(1)

Adjustment to show the full year impact of the interest expense related to the MGP unsecured notes due 2025 and MGP unsecured notes due 2029, which were issued in June of 2020 and November of 2020, respectively.

(2)

Estimated increase in interest expense for the incurrence of $4,404.0 million of long-term debt financing to finance the redemption of the Redeemed Units, and related fees and expenses. For purposes of the pro forma condensed combined statement of operations, we have assumed that the $4,404.0 million of long-term debt has a weighted average fixed interest rate of 3.50%, plus the amortization of estimated debt issuance costs.

(3)

Estimated increase in interest expense for the incurrence of $850.0 million of long-term debt financing to finance a portion of the purchase price of the Venetian Acquisition and related fees and expenses. For purposes of the pro forma condensed combined statement of operations, we have assumed that the $850.0 million of long-term debt has a weighted average fixed interest rate of 3.50%, plus the amortization of estimated debt issuance costs.

(4)

Represents the net impact of the financing of the Recently Completed Transactions. Adjustments to the Recently Completed Transactions for the six months ended June 30, 2021 were not required as all the Recently Completed Transactions closed prior to December 31, 2020.

There can be no assurance that we will be able to obtain long-term debt financing on the terms described above, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this proxy statement/information statement/prospectus. See paragraph (d) to Note 4—Balance Sheet Pro Forma Adjustments above. To the extent we are unable to obtain the long-term debt financing as contemplated above, we intend to borrow a similar amount under the MGP Acquisition Bridge Facility, Venetian Acquisition Bridge Facility and/or our Revolving Credit Facility, as the case may be, and our interest expense may be greater than assumed in the pro forma condensed combined statements of operations.

Gain on Unhedged Interest Rate Swaps, Net

(ff) Represents the elimination of the gain on the unhedged portion of the MGP interest rate swaps, as such swaps will be net settled upon consummation of the MTA Transactions.

Income Tax Expense

(gg) Represents the pro forma adjustments to income tax expense to eliminate the historical MGP income taxes and add estimated federal, state and local taxes that are not reimbursable by our tenants.

Non-Controlling Interests

(hh) Represents the pro forma adjustments to non-controlling interests as follows:

The MTA Transactions

•

Adjustment to income for the MGM non-controlling interest in the New VICI Operating Partnership as a result of the conversion of the MGP OP Units to New VICI Operating Company Units as part of the MTA Transactions consideration as described in Note 3.

Recently Completed Transactions

•

Adjustment to income from the Lease Modifications as a result of the Eldorado Transaction as described in (aa) above attributable to the non-controlling interest holder in the joint venture of our Joliet property. An adjustment for the six months ended June 30, 2021 was not required as the Eldorado Transaction closed on July 20, 2020.

Weighted Average Shares Outstanding

(ii)

Pro forma net income per common share is based on the historical weighted average shares of VICI Common Stock outstanding, adjusted as follows to assume the following shares of VICI Common Stock were outstanding for the entire period presented:

(In Thousands, Except Share Amounts)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Net income attributable to common stockholders	$1,184,869	$1,647,247

VICI historical weighted average common shares outstanding - basic	536,586,921	506,140,642
The MTA Transactions
VICI Stock Issuance	214,458,086	214,458,086
Equity financing	100,000,000	100,000,000
Venetian Acquisition
Settlement of June 2020 Forward Sale Agreement	26,900,000	26,900,000
Settlement of March 2021 Forward Sale Agreements	69,000,000	69,000,000
Recently Completed Transactions
Settlement of June 2019 Forward Sales Agreements (1)	—	27,172,131
Partial Settlement of June 2020 Forward Sale Agreement (1)	—	2,221,311

Pro forma weighted average common shares outstanding – Basic	946,945,007	945,892,170

Impact of outstanding equity incentive awards	933,901	411,876

Pro forma weighted average common shares outstanding – Diluted	947,878,908	946,304,046

Net Income per common share
Basic	$1.25	$1.74
Diluted	$1.25	$1.74

(1)

Represents the impact to adjust for the time outstanding during the year ended December 31, 2020. No such amounts are shown for the six months ended June 30, 2021 as such shares were settled during the year ended December 31, 2020.